UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):

June 29, 2009

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	(Commission File Number)	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2009, we terminated a $75 million accounts receivable securitization facility by dissolving a wholly owned subsidiary called JBH Receivables LLC (JBR). JBR was formed in July 2006 as a new wholly owned subsidiary, which functioned as a bankruptcy remote entity associated with the accounts receivable securitization facility with an initial $200 million credit limit.

We utilized this accounts receivable securitization facility and JBR during the periods of July 2006 through June 2009 to pay off and cancel a bridge loan and to pay down the outstanding balance on a bank line of credit. Additional proceeds from this accounts receivable facility were used to repurchase shares of our stock, capital expenditures, working capital and other general corporate activities. We amended the credit limit of this facility from time to time and reduced the limit from $225 million to $75 million in June 2008. Based on current and forecasted cash flows, we have determined that the accounts receivable securitization program and JBR are no longer required. We were in full compliance with all financial covenants applicable to this agreement over the life of the program and at termination.

A copy of the Consent of The Member and Managers to dissolve JBR and terminate the accounts receivable securitization program is filed as Exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1 Consent of the Member and Managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 1st day of July 2009.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer